Exhibit 99.1

FOR IMMEDIATE RELEASE

LUMBER LIQUIDATORS ANNOUNCES CHANGE IN LEADERSHIP;

2019 FULL YEAR FINANCIAL OUTLOOK REAFFIRMED

RICHMOND, Va., February 6, 2020 - Lumber Liquidators (NYSE: LL) today announced that Dennis R. Knowles has resigned as President and Chief Executive Officer and as a member of the Board of Directors, effective February 5, 2020. The Board of Directors has appointed Charles E. Tyson, the Company’s Chief Customer Experience Officer, as Interim President and Principal Executive Officer and Mr. Knowles’ duties will be divided between Mr. Tyson and Nancy A. Walsh, the Company’s Chief Financial Officer, while the Board of Directors conducts a Chief Executive Officer search of internal and external candidates. The Board is engaging a national recruitment firm to assist with this search. Mr. Tyson also will remain the Chief Customer Experience Officer. Mr. Tyson and Ms. Walsh will each report to the Board of Directors.

Mr. Tyson joined the Company in June 2018 after serving in several key senior executive roles for Advance Auto Parts, Inc. As the Company’s Chief Customer Experience Officer, Mr. Tyson has been responsible for the Company’s merchandising and marketing, consumer and pro sales, installation, distribution and, now additionally, store operations. Among other initiatives, Mr. Tyson has led the Company’s digital strategy including the development and introduction of its innovative new online tools for customers.

Nancy Taylor, Chairperson of the Company, said “On behalf of the entire Board, I would like to thank Dennis for his steady hand and tireless efforts in the face of many challenges during his tenure as CEO. We wish him well in his future endeavors.”

Mr. Knowles commented “I am proud of the work we have accomplished to resolve many outstanding issues for Lumber Liquidators, and want to thank the employees of Lumber Liquidators for their support and commitment.”

Mr. Tyson said, “I appreciate the confidence of the Board and the opportunity to lead the Company during this transition period. We have a strong leadership team and, together, we are excited to continue our transformational strategy.”

2019 Outlook

Lumber Liquidators also today announced that it is reaffirming its financial outlook for full-year 2019 issued on December 12, 2019. The Company expects to release its 2019 earnings on its customary schedule.

About Lumber Liquidators

Lumber Liquidators is one of North America's leading specialty retailers of hard-surface flooring with 419 stores as of September 30, 2019. The Company features more than 400 varieties of floors in the latest styles, including solid and engineered hardwood, bamboo, cork, laminate, waterproof vinyl plank and porcelain tile flooring. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain new floors. Every location is staffed with flooring experts who can provide advice, pro services and installation options for all of Lumber Liquidators' products, much of which is in stock and ready for delivery.

Learn more about Lumber Liquidators:

•	Commitment to compliance, quality and the communities it serves: https://www.lumberliquidators.com/quality.
•	Corporate giving: LayItForward.LumberLiquidators.com.
•	Follow on social media: Facebook, Instagram and Twitter.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. These risks include, without limitation, the impact on us of any of the following:

•	the outcomes of legal proceedings, and the related impact on liquidity;
•	reputational harm;
•	obligations related to and impacts of new laws and regulations, including pertaining to tariffs;
•	obtaining products from abroad, including the effects of tariffs, as well as the effects of antidumping and countervailing duties;
•	obligations under various settlement agreements and other compliance matters;
•	disruption due to cybersecurity threats, including any impacts from a network security incident;
•	disruptions related to our corporate headquarters relocation;
•	inability to open new stores, find suitable locations for our new store concept, and fund other capital expenditures;
•	inability to execute on our key initiatives or such key initiatives do not yield desired results;
•	managing growth;
•	transportation costs;
•	damage to our assets;
•	disruption in our ability to distribute our products;
•	operating stores in Canada and an office in China;
•	managing third-party installers and product delivery companies;
•	renewing store or warehouse leases;
•	having sufficient suppliers;
•	our, and our suppliers’, compliance with complex and evolving rules, regulations, and laws at the federal, state, and local level;
•	disruption in our ability to obtain products from our suppliers;
•	product liability claims;

•	availability of suitable hardwood, including due to disruptions from the impacts of severe weather;
•	changes in economic conditions, both domestic and abroad;
•	sufficient insurance coverage, including cybersecurity insurance;
•	access to and costs of capital;
•	the handling of confidential customer information, including the impacts from the California Consumer Privacy Act;
•	management information systems disruptions;
•	alternative e-commerce offerings;
•	our advertising and overall marketing strategy;
•	anticipating consumer trends;
•	competition;
•	impact of changes in accounting guidance, including the implementation guidelines and interpretations;
•	maintenance of valuation allowances on deferred tax assets and the impacts thereof;
•	internal controls including those over tariffs;
•	stock price volatility; and
•	anti-takeover provisions.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding these and other additional risks and uncertainties is contained in the Company's other reports filed with the Securities and Exchange Commission, including the Item 1A, "Risk Factors," section of the Form 10-K for the year ended December 31, 2018, and the Item 1A, "Risk Factors," section of the Form 10-Q for the quarter ended September 30, 2019.

Non-GAAP and Other Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Adjusted Operating Margin. This non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. This supplemental measure may vary from, and may not be comparable to, similarly titled measures by other companies.

The non-GAAP financial measure is presented because management uses this non-GAAP financial measures to evaluate the Company’s operating performance. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measure excludes items that management does not believe reflect the Company’s core operating performance, which include regulatory and legal settlements and associated legal and operating costs, changes in antidumping and countervailing duties, as such items are outside the control of the Company or are due to their inherent unusual, non-operating, unpredictable, non-recurring or non-cash nature.

For further information contact:

Lumber Liquidators Investor Relations

ir@lumberliquidators.com

Tel: 757.566.7512